SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported): August 16, 2004



                               AVADO BRANDS, INC.
             ------------------------------------------------------
             (Exact name of Registrant as Specified in its Charter)


             Georgia                    0-19542               59-2778983
-------------------------------     ----------------      -------------------
(State or other Jurisdiction of     (Commission File         (IRS Employer
Incorporation or Organization)          Number)           Identification No.)


         Hancock at Washington
           Madison, Georgia                              30650
----------------------------------------       -------------------------
              (Address)                               (Zip Code)

       Registrant's telephone number, including area code: (706) 342-4552

                                 Not Applicable
          (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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     ITEM 2.04. TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL
OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

     The Company's February 11, 2004 Post-Petition Credit Agreement (the "Credit Agreement") requires the Company to, among other things, achieve a specified "Adjusted Total Operating Cash Flow" amount as defined in the Credit Agreement. On August 16, 2004 the Company delivered a monthly compliance certificate to the Credit Agreement lenders indicating that the Company had failed to meet its required "Adjusted Total Operating Cash Flow" for the three months ended July 25, 2004. The Company's failure to comply with this covenant represents an event of default whereby the lenders have the right, among other things, to declare all obligations outstanding under the Credit Agreement to be immediately due and payable. During the continuance of an event of default, the Company is subject to a post-default interest rate under the Credit Agreement which increases the otherwise effective interest rates by 2.5%. As a result, the Company's per annum interest rate on revolving loans is 12.5% and the rate on borrowings used to collateralize letters of credit is 10.5%. On July 25, 2004, the Company was in compliance with all other provisions of the Credit Agreement.

     The Credit Agreement lenders have waived, through September 10, 2004, the "Adjusted Total Operating Cash Flow" default for the three-month period ended July 25, 2004. The current waiver will enable the Company to continue its discussions with its lenders, during which it has requested an amendment to the covenant requirements, which would include a permanent waiver of the existing default. Although the lenders have verbally indicated their intent to consider favorably the Company's request, there can be no assurance that such amendment will be formally granted. Although the lenders have not notified the Company of their intent to do so, acceleration of the obligations would have a material adverse effect on the Company. On August 26, 2004, outstanding obligations under the Credit Agreement totaled $34.2 million, of which $13.9 million related to letters of credit. As of such date, $14.0 million of the Credit Agreement remained unused and available.



     ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits:

     10.1 Post-Petition Credit Agreement, dated as of February 11, 2004, by and among Avado Brands, Inc., and its Subsidiaries as Borrowers, the lenders signatory thereto, and DDJ Capital Management, LLC, as Administrative Agent and Collateral Agent.

     10.2 First Amendment, dated as of March 9, 2004, to Post-Petition Credit Agreement, dated as of February 11, 2004, by and among Avado Brands, Inc., and its Subsidiaries as Borrowers, the lenders signatory thereto, and DDJ Capital Management, LLC, as Administrative Agent and Collateral Agent.

     10.3 Letter Amendment, dated as of April 9, 2004, to Post-Petition Credit Agreement, dated as of February 11, 2004, by and among Avado Brands, Inc., and its Subsidiaries as Borrowers, the lenders signatory thereto, and DDJ Capital Management, LLC, as Administrative Agent and Collateral Agent.

     10.4 Waiver, dated as of August 26, 2004, to Post-Petition Credit Agreement, dated as of February 11, 2004, by and among Avado Brands, Inc., and its Subsidiaries as Borrowers, the lenders signatory thereto, and DDJ Capital Management, LLC, as Administrative Agent and Collateral Agent.


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         AVADO BRANDS, INC.


                                         By:/s/Louis J. Profumo
                                         ----------------------
                                         Louis J. Profumo
                                         Chief Financial Officer


Date: August 27, 2004


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